UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2014

LABORATORY CORPORATION OF AMERICA HOLDINGS

(Exact Name of Registrant as Specified in Its Charter)

Commission File Number: 1-11353

Delaware	13-3757370
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

358 South Main Street, Burlington, North Carolina, 27215

(Address of principal executive offices, including zip code)

(336) 229-1127

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) and (c) On December 3, 2014, the Board of Directors of Laboratory Corporation of America Holdings (the “Company”) designated Edward T. Dodson, age 61, as the Principal Accounting Officer of the Company, effective immediately. In this role, Mr. Dodson will serve on the Company’s Management Committee. Mr. Dodson will continue in his role as Senior Vice President, Chief Accounting Officer, a position he has held since June 2005. Mr. Dodson, who has been a Certified Public Accountant for 31 years, joined the Company in August 1997 as Vice President and Corporate Controller and became Senior Vice President in June 2001.

Glenn A. Eisenberg, Executive Vice President, Chief Financial Officer and Treasurer of the Company, who previously also served as Principal Accounting Officer, will no longer serve in that capacity but will continue to serve as the Company’s Principal Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

Date: December 3, 2014